PRAXAIR                                                  Praxair, Inc.
                                                         39 Old Ridgebury Road
                                                         Danbury, CT 06810-5113
H. William Lichtenberger
Chairman and
Chief Executive Officer

                                                                  March 1, 2000
Dear Fellow Praxair Shareholder:

Enclosed is the Notice and Proxy Statement for the Annual Meeting of Shareholders to be held on April 25, 2000. I thought it important to highlight for you in this communication some significant developments regarding the management of our company and the composition of its Board of Directors.

In anticipation of my upcoming retirement later this year, our Board for some time has been engaged in succession planning. As a result of the thorough and diligent hardwork of a Search Committee formed in mid-year 1999, our Board has elected Dennis H. Reilley as President and Chief Executive Officer of Praxair, Inc. and a member of its Board of Directors, all effective on March 6th. I will remain as Chairman of the Board until my retirement, at which time Dennis will assume this additional title.

I am very pleased with the Board's selection and am confident that Dennis will provide excellent leadership as he takes our company into the 21st century. Dennis was executive vice president and chief operating officer of DuPont Co. so he brings broad experience that will serve Praxair well.

You will also note in the proxy statement that John Clerico is stepping down, effective April 1st, from his positions as Executive Vice President and Chief Financial Officer and is resigning from the Board. We have asked John to lead a significant new e-commerce venture that the Corporation is undertaking and about which we will have further announcements later this year.

Finally, I am very pleased that Fred Fetterolf has agreed to delay his retirement for one year so that we may continue to have benefit of his valuable counsel during this management transition period.

Very truly yours,

// H. William Lichtenberger



                       Making Our Planet More Productive

PRAXAIR
39 Old Ridgebury Road
Danbury, Connecticut 06810-5113

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 25, 2000

Dear Praxair Shareholder:


     The Annual Meeting of Shareholders of Praxair, Inc. will be held at 9:30 a.m. on Tuesday, April 25, 2000 in the Grand Ballroom of the Danbury Hilton and Towers, 18 Old Ridgebury Road, Danbury, Connecticut, for the following purposes:

            1.   To elect four directors to the Board of Directors.
            2. To conduct such other business as may properly come before the meeting.

     Only holders of Common Stock of Praxair, Inc. of record at the close of business on February 28, 2000 will be entitled to vote at the meeting or any adjournment thereof.

     It is important that your shares be represented and voted at the meeting. You may vote your shares by means of a proxy form using one of the following methods:

            1. Electronically on the Internet (if instructions for this method are included in this package), OR

            2. By telephone (if instructions for this method are included in this package), OR

            3. By signing and dating the proxy/voting instruction card enclosed in this package and returning it in the postage paid envelope that is provided.

     The giving of such proxy does not affect your right to vote in person if you attend the meeting.

     We encourage you to complete and file your proxy electronically or by telephone (if those options are available to you) as a means of reducing the Company's expenses related to the meeting.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                            /s/ David H. Chaifet
                                            -----------------------------------
                                            DAVID H. CHAIFET
                                            Vice President, General Counsel and
                                            Secretary


March 1, 2000


              WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL
              MEETING IN PERSON, PLEASE PROMPTLY COMPLETE AND FILE A PROXY, EITHER BY INTERNET, BY TELEPHONE OR BY MAIL.

PRAXAIR
39 Old Ridgebury Road
Danbury, Connecticut 06810-5113

                                PROXY STATEMENT

                         Annual Meeting of Shareholders
                             Tuesday, April 25, 2000


    This statement is furnished to shareholders of Praxair, Inc. ("Praxair") in connection with the solicitation of proxies for the Annual Meeting of Shareholders to be held at The Danbury Hilton and Towers, 18 Old Ridgebury Road, Danbury, Connecticut on April 25, 2000, at 9:30 a.m. or at any adjournment thereof (the "Annual Meeting"). This proxy statement and the enclosed form of proxy are first being sent to shareholders on or about March 13, 2000. The enclosed proxy is solicited on behalf of the Board of Directors of Praxair.


                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Item 1: Election of Directors

     Four directors are to be elected. Praxair's Board of Directors is divided into three classes serving staggered terms. The terms of four of the present directors expire this year and each has been nominated for reelection. Effective April 1st, John A. Clerico will resign from the Board, and will step down from his positions as Executive Officer and Chief Financial Officer, in order to lead a significant new e-commerce venture that the Corporation is undertaking. As a result, the Board will consist of 11 members as of that time and will so remain upon the election of 4 directors at this meeting.

     Your Board of Directors recommends that Claire W. Gargalli, G. Jackson Ratcliffe, Jr. and Dennis H. Reilley be elected to serve in the class with terms expiring in 2003, and that C. Fred Fetterolf be elected to serve in the class with a term expiring in 2001. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Your Board is particularly pleased that Mr. Fetterolf has agreed to delay his retirement for one year so that Praxair may continue to have benefit of his counsel. Biographical data on these nominees and the other members of the Board of Directors is presented under the caption "Directors and Executive Officers" in this Proxy Statement.

     Unless you otherwise direct on the proxy form (whether by Internet, telephone or mail), the proxy holders intend to vote your shares in favor of the above listed nominees. To be elected, a nominee must receive a plurality of the votes cast at the Annual Meeting in person or by proxy. If one or more of the nominees becomes unavailable for election or service as a director, the proxy holders will vote your shares for one or more substitutes designated by the Board of Directors, or the size of the Board of Directors will be reduced.

Item 2: Other Business

     Praxair knows of no other business that will be considered for action at the Annual Meeting. If any other business calling for a vote of shareholders is properly presented at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

                           PROXY AND VOTING PROCEDURES

Shareholders Entitled to Vote

     Shareholders of record at the close of business on February 28, 2000 will be entitled to vote at the Annual Meeting. As of that date, a total of 158,129,049 shares of Praxair's Common Stock were outstanding. Each share of Common Stock is entitled to one vote.

Filing of Proxies

     Your vote is important. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

     The Internet and telephone voting procedures are designed to authenticate shareholders by use of a Control Number and to allow shareholders to confirm that their instructions have been properly recorded.

Voting of Proxies

     All shares entitled to vote and represented by a properly completed proxy (either by Internet, telephone or mail) will be voted at the Annual Meeting as indicated on the proxy unless earlier revoked by you. If no instructions are indicated for a matter on a properly completed proxy, the shares represented by that proxy will be voted on that matter as recommended by the Board of Directors. If a proxy is returned by mail unsigned, it will also be voted as recommended by the Board of Directors. Execution of the proxy also confers discretionary authority to the proxy holder to vote your shares on other matters that may properly come before the meeting.

Revocation of Proxy

     You may revoke your proxy at any time before it is voted by filing with Praxair's Secretary a written revocation, by timely delivery of a properly completed, later-dated proxy (including by Internet or telephone), or by voting in person at the Annual Meeting.

Voting at the Annual Meeting

     The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

Vote Required

     Directors shall be elected by a plurality of the votes cast at the Annual Meeting. Except as otherwise provided by law, other matters voted on at the Annual Meeting shall be determined by the majority of votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter. Abstentions and broker non-votes on filed proxies and ballots are not considered votes cast and shall be counted as neither for nor against a matter or nominee but the shares represented by such an abstention or broker non-vote shall be considered present at the Annual Meeting for quorum purposes. As to matters requiring the vote of a majority of the shares either present or outstanding, and entitled to vote on the matter, abstentions have the same effect as a vote against the matter and, under Delaware Corporation Law and Securities and Exchange Commission rules, broker non-votes are deemed to not be entitled to vote on the matter.

                     HOW TO RECEIVE YOUR ANNUAL REPORT AND
                             PROXY STATEMENT ON-LINE


     Save Praxair future postage and printing expense by consenting to receive future annual reports and proxy statements on-line on the Internet.

     Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Those shareholders will be given the opportunity to consent to future Internet delivery when they vote their proxy. (For some shareholders, this option is only available if you vote by Internet.)

     If you are not given an opportunity to consent to Internet delivery when you vote your proxy, contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of such an option for you.

     If you consent, your account will be so noted and, when Praxair's 2000 Annual Report and the Proxy Statement for the 2001 Annual Meeting of Shareholders become available, you will be notified on how to access them on the Internet. Any prior consent you have given will remain in effect until specifically revoked by you in the manner specified by the bank or broker that manages your account.

     If you do elect to receive your Praxair materials via the Internet, you can still request paper copies by contacting the Assistant Corporate Secretary at Praxair, Inc., 39 Old Ridgebury Road, M1, Danbury, CT 06810-5113

                                 SHARE OWNERSHIP
Principal Holders

     The only persons known by Praxair to be beneficial owners of more than five percent of Praxair's Common Stock (par value $0.01) are the following:


------------------------------------------------------------------------------------------------------------------------------------
Name and Address of                                          Number of Shares                   Percent of Shares
Beneficial Owner                                             Beneficially Owned                 Outstanding(a)
------------------------------------------------------------------------------------------------------------------------------------

FMR Corp...................................................   17,442,224(b)                      11.0%
82 Devonshire Street, Boston, MA 02109
Sanford C. Bernstein & Co., Inc............................   13,741,591(c)                       8.6%
767 Fifth Avenue, New York, NY 10153
Putnam Investments, Inc....................................    8,795,585(d)                       5.5%
One Post Office Square, Boston, MA 02109
------------------------------------------------------------------------------------------------------------------------------------

Notes: (a) Based on 159,047,582 total shares outstanding on December 31, 1999.

       (b) Holdings as of December 31, 1999 as reported in SEC Schedule 13G by FMR Corp. According to this report, FMR Corp. had sole voting power as to 1,167,796 shares and sole investment power as to 17,442,224 shares.

       (c) Holdings as of December 31, 1999 as reported in SEC Schedule 13G by Sanford C. Bernstein & Co., Inc. According to this report, Sanford
            C. Bernstein & Co., Inc. had sole voting power as to 6,295,487 shares, sole investment power as to 13,741,591 shares and shared voting power as to 1,885,187 shares.

       (d) Holdings as of December 31, 1999 as reported in SEC Schedule 13G by Putnam Investments, Inc. on behalf of itself, Putnam Investment Management, Inc. and the Putnam Advisory Company, Inc. According to this report, these companies collectively had shared voting power as to 1,695,600 shares and shared investment power as to 8,795,585 shares.

------------------------------------------------------------------------------------------------------------------------------------

Directors and Executive Officers

      As of February 28, 2000,(5) directors and executive officers of Praxair beneficially owned shares of Praxair's Common Stock (par value $0.01) as follows
(directors and all executive officers as a group, 19 persons, beneficially own
1.3% of the outstanding shares):



------------------------------------------------------------------------------------------------------------------------------------
              SHARES BENEFICIALLY OWNED AND OTHER EQUITY INTERESTS
                                                      Common            Deferred                             Stock
Name                     Position                     Stock(1)          Stock(2)           Total             Options(3)

------------------------------------------------------------------------------------------------------------------------------------

H. William Lichtenberger Chairman & Chief            256,257           110,083             366,340          567,000
                         Executive Officer(4)

Dennis H. Reilley        President & Chief            41,000(5)              -              41,000(5)             0
                         Executive Officer
                         designate(5)

John A. Clerico          Director, Executive         174,671            42,516             217,187          262,000
                         Vice President &
                         Chief Financial Officer(6)

Paul J. Bilek            Executive Vice President     25,306             8,660              33,966          100,500

David H. Chaifetz        Vice President,              59,397            11,013              70,410          104,700
                         General Counsel
                         & Secretary

Ricardo S. Malfitano     Vice President &              8,222                 -               8,222           49,000
                         President North American
                         Industrial Gases

Alejandro Achaval        Director                      1,675             9,097              10,772           10,000

C. Fred Fetterolf        Director                      3,280            10,335              13,615           10,000

Dale F. Frey             Director                      1,628             1,819               3,447           10,000

Claire W. Gargalli       Director                      1,717             3,260               4,977           10,000

Ronald L. Kuehn, Jr.     Director                      5,301             9,078              14,379           10,000

Raymond W. LeBoeuf       Director                      1,000             5,864               6,864            5,000

Benjamin F. Payton       Director                      1,743             2,219               3,962           10,000

G. Jackson Ratcliffe, Jr.Director                      1,743            15,887              17,630           10,000

H. Mitchell Watson, Jr.  Director                      1,731             5,847               7,578           10,000
------------------------------------------------------------------------------------------------------------------------------------
                                                     584,671           235,678             820,349        1,168,200
------------------------------------------------------------------------------------------------------------------------------------
Directors & Executive    (19 persons)                657,044           269,472             926,516        1,459,600
Officers as a group
------------------------------------------------------------------------------------------------------------------------------------

Notes: 1)  Amounts reported as Common Stock include 5000 shares held by a member of H. William Lichtenberger's family and 12,155 shares held by a member of John A. Clerico's family. Also included in the reported amounts are 22,320 shares held by the Lichtenberger Foundation over which Mr. Lichtenberger had shared voting and investment power.

       2) Deferred Stock represents stock price-based units into which deferred compensation has been invested pursuant to the deferred compensation plans for management and for non-employee directors. Holders have no voting rights with respect to Deferred Stock. The value of Deferred Stock units varies with the price of Praxair's common stock and, at the end of the deferral period, the units are payable in stock.

       3) Stock Options represent shares that may be acquired upon exercise of options exercisable within 60 days of February 28, 2000.

       4) Effective March 6, 2000, Mr. Lichtenberger will resign his position as Chief Executive Officer. He will remain Chairman of the Board of Directors until his retirement from the company in late 2000.

       5) Mr. Reilley was elected President and Chief Executive Officer and a director of Praxair, Inc. effective March 6, 2000. He is a nominee for reelection as director at this meeting. Mr. Reilley purchased 16,000 shares upon joining the company. Reported shares also include 25,000 restricted shares for which Mr. Reilley has sole voting power but which vest in stages over an 8 year period.

       6) Mr. Clerico will step down from these management positions, and will resign from the Board of Directors, effective April 1, 2000.

                        DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

      The following pages present information about the persons who comprise Praxair's Board of Directors; including the four nominees for reelection. During 1999, the Board held eight meetings.

Director Attendance

      During her/his current term to date, each nominee for reelection attended Board meetings and meetings of committees of which s/he is a member as follows:
Ms. Gargalli, 93%; Mr. Fetterolf 94%; and Mr. Ratcliffe, 98%. (Mr. Reilley was first elected to the Board effective March 6, 2000.) During this same period, the continuing directors collectively attended 98% of such meetings.

Director Compensation

      No director who is an employee of Praxair is compensated for service as a member of the Board of Directors or any committee of the Board of Directors. Compensation for non-employee directors consists of an annual retainer of $51,000, a $1,300 fee for each Board meeting attended, and a $1,300 fee for each committee meeting attended. A director who is also chairman of a Board of Directors' committee is paid an additional $5,000 annual retainer. Directors are reimbursed for travel expenses incurred on behalf of Praxair.

      Each active non-employee director is also a participant in the 1995 Stock Option Plan for Non-Employee Directors of Praxair, Inc. On or about April 1st of each year, each Stock Option Plan participant is granted options to purchase 2,500 shares of Praxair's Common Stock. The exercise price of each option is 100% of the closing price of Praxair's stock as reported by the New York Stock Exchange on the date of grant. Each option granted under the stock option plan becomes exercisable on the second anniversary of its date of grant and expires ten years from the date of grant. The plan contains provisions regarding the exercisability and termination of outstanding options in the event of termination of service, retirement, disability, death and change in control of Praxair.

      A Deferred Compensation Plan is also available for non-employee directors. Under this plan, non-employee directors may, prior to the beginning of a calendar year, elect to defer to a later date payment of some or all of the cash fees earned in that year. This deferred payment date is fixed by the director at the time of his or her deferral election. At the time of the deferral election, the director also designates that the deferred fees be credited with earnings based upon a "Cash Account" which earns interest at the prime rate, a "Stock Unit Account", the value of which will vary with the market price of Praxair's common stock, or a "Discounted Stock Unit Account" in which stock units are allocated at a 10% discount to the market price of Praxair's common stock, and thereafter, their value varies with the market price of that stock. Stock Unit Accounts and Discounted Stock Unit Accounts will also be credited with additional stock units whenever dividends are paid on Praxair's common stock. Stock units provide directors the economic equivalent of stock ownership except that the units may not be transferred or sold and they do not provide any voting or other shareholder rights. The "Cash Account" is paid to the director in cash on the designated payment date. The "Stock Unit Account" and the "Discounted Stock Unit Account" are both paid in the form of Praxair common stock.

ALEJANDRO ACHAVAL                                                        Age 67
Director Since 1992                                           Term Expires 2001

Chairman, Chief Executive Officer and Controlling Partner of IMEXTRADE S.A. and TRINIDAD S.C.A.

                        Mr. Achaval served as Vice Chairman & Chief Executive Officer, IPAKO Industrias Petroquimicas Argentinas S.A. between 1975 and his retirement in 1994.

                        Mr. Achaval also has served as Chairman of the Argentine Chamber of Chemical and Petrochemical Industries, as a member of the Board and Executive Committee of the Argentine Board of Industry and as a director of I.D.E.A. Argentine Institute for Management Development, the National Institute of Technology (INTI), and FIPLASTO S.A.

                        Mr. Achaval is Chairman of FUNDES, a subsidiary of Nueva A.G. (Switzerland), a director of Minetti S.A., a company controlled by Holderbank A.G. (Switzerland), a director of Praxair Argentina S.A., an indirect subsidiary of Praxair, Inc. and a director of the Fundacion Invertir, an Argentine investment foundation.

--------------------------------------------------------------------------------
C. FRED FETTEROLF                                                        Age 71
Director Since 1992                                           Term Expires 2000

Director of Various Corporations

                        Mr. Fetterolf served as a director and as President of Aluminum Company of America between 1983 and 1991, adding the title of Chief Operating Officer in 1985.

                        Mr. Fetterolf is a trustee of Eastern College and Grove City College and is Chairman of the Greater Pittsburgh Working Together Consortium.

                        Mr. Fetterolf is also a director of Allegheny Technologies, Commonwealth Aluminum Co., Dentsply International, Teledyne Technologies and Union Carbide Corporation.

--------------------------------------------------------------------------------
DALE F. FREY                                                             Age 67
Director Since 1993                                           Term Expires 2002

Director of Various Corporations

                        Mr. Frey served as Chairman and President, General Electric Investment Corporation from 1984 to 1997.

                        Mr. Frey is Chairman of the Damon Runyon-Walter Winchell Cancer Research Fund. He is a trustee of Franklin & Marshall College and a member of New York University Stern School of Business Advisory Board. He is also a member of the Forstmann Little Company and the Aurora Capital Partners advisory boards.

                        Mr. Frey is also a director of Aftermarket Technology Corporation, Community Health Systems, Roadway Express, Inc., and Goco-op.

CLAIRE W. GARGALLI                                                       Age 57
Director Since 1992                                           Term Expires 2000

Director of Various Corporations

                        Ms. Gargalli served as Vice Chairman, Diversified Search Companies from 1990 to 1998.

                        Ms. Gargalli is a trustee of Carnegie Mellon University and Middlebury College and she is also a director of Baker Hughes, Inc. and UNOVA, Inc.







--------------------------------------------------------------------------------
RONALD L. KUEHN, JR.                                                     Age 64
Director Since 1992                                           Term Expires 2001

Chairman of the Board of El Paso Energy Corporation since 1999

                        Mr. Kuehn was Chairman, President and Chief Executive Officer of Sonat Inc. from 1986 until its merger with El Paso Energy in 1999.

                        Mr. Kuehn is a trustee of Tuskegee University and is active in numerous community and charitable organizations.

                        Mr. Kuehn is also a director of AmSouth Bancorporation, Dun and Bradstreet Corporation, Protective Life Corporation, Transocean Sedco Forex Inc. and Union Carbide Corporation.

--------------------------------------------------------------------------------
RAYMOND W. LEBOEUF                                                       Age 53
Director Since 1997                                           Term Expires 2002

Chairman and Chief Executive Officer of PPG Industries, Inc. since 1997

                        In 1995, Mr. LeBoeuf was elected President and Chief Operating Officer and a director of PPG Industries, Inc. and he assumed his current positions in 1997.

                        Mr. LeBoeuf is a director of Magee-Womens Hospital, a trustee of Robert Morris College and a board member of the Allegheny Conference on Community Development, the Business Roundtable and the Extra Mile Education Foundation.

H. WILLIAM LICHTENBERGER                                                 Age 64
Director Since 1992                                           Term Expires 2001

Chairman of Praxair since 1992

                        In 1992, upon Praxair's launch as a public company, Mr. Lichtenberger was elected its Chairman and Chief Executive Officer and served as its Chief Executive Officer until March 6, 2000.

                        Mr. Lichtenberger is a member of the Conference Board, and The Business Roundtable and its Policy Committee. He is also a director of the National Association of Manufacturers and a member of its Executive Committee. He is on the Advisory Board of the Connecticut Yankee Council of Boy Scouts.

                        Mr. Lichtenberger is also a director of Arch Chemicals, Inc. and Ingersoll-Rand Company.


--------------------------------------------------------------------------------
BENJAMIN F. PAYTON                                                       Age 67
Director Since 1992                                           Term Expires 2002

President, Tuskegee University since 1981

                        Dr. Payton is a member of The Business-Higher Education Forum and a director of the National Action Council for Minority Engineers. He is also on the Board of Directors of the Tuskegee Chamber of Commerce and is on the Royal Council, Alabama Shakespeare Festival.

                        Dr. Payton is also a director of AmSouth Bancorporation, AmSouth Bank, Liberty Corporation, Morrison Management Specialists, Inc. and Ruby Tuesday, Inc.


--------------------------------------------------------------------------------
G. JACKSON RATCLIFFE,                                                 JR.Age 63
Director Since 1992                                           Term Expires 2000

Chairman, President and Chief Executive Officer of Hubbell Incorporated since
1987

                        Mr. Ratcliffe is also a director of Olin Corporation and Sunoco, Inc.

DENNIS H. REILLEY                                                        Age 47
Director Since March 2000                                     Term Expires 2000

President and Chief Executive Officer of Praxair since March 2000

                        Mr. Reilley assumed his current positions, and was elected a director of Praxair, when he joined Praxair on March 6, 2000. Beginning in 1989, he held senior management positions in DuPont Co.'s Chemicals and Specialties business including Vice President and General Manager of Specialty Chemicals. In May 1999, Mr. Reilley was appointed Executive Vice President and Chief Operating Officer of DuPont with responsibility for Pigments and Chemicals, Specialty Polymers, Nylon and Polyester.

                        Mr, Reilley is Vice Chairman of the Chemical
                        Manufacturer's Association and is a director of Entergy Corporation.

--------------------------------------------------------------------------------
H. MITCHELL WATSON,                                                   JR.Age 62
Director Since 1992                                           Term Expires 2001

President, Sigma Group of America since 1992

                        Prior to his current position, Mr. Watson was President and Chief Executive Officer of ROLM Company.

                        Mr. Watson is a Trustee and a member of the Executive Committee of Helen Keller International. He is also a trustee of the Interdenominational Theological Center, a member of the Development Council of the University of Tennessee and a former President of the North Carolina Symphony.

                        Mr. Watson is also a director and the non-executive Chairman of MAPICS, Inc., is Chairman of the Board of Identrus, LLC, and a director of DDS power.com.

Executive Officers

     The following Executive Officers have been elected by the Board of Directors and serve at the pleasure of the Board. It is expected that the Board will elect officers annually following each Annual Meeting of Shareholders.

     Paul J. Bilek, 52, is an Executive Vice President of Praxair. Mr. Bilek served as President, North American Industrial Gases from 1996 to 1998, as Vice President, North American Merchant Gases between 1995 and 1996, and as President, Praxair Surface Technologies, Inc. between 1993 and 1995. He assumed his current position in 1998.

      David H. Chaifetz, 57, is Vice President, General Counsel and Secretary of Praxair. He assumed his current positions in 1992 upon Praxair's launch as a public company.

     Michael E. DeDomenico, 52, is a Vice President of Praxair and President, Praxair Distribution, Inc. Mr. DeDomenico was elected a Vice President of Praxair in 1993. He served as President, Praxair Europe from 1993 to 1998. He assumed his current position in Praxair Distribution, Inc. in 1998.

     Ivan F. Garcia, 57, has been a Vice President of Praxair since 1997. Mr. Garcia is also Chief Executive Officer of S.A. White Martins, Praxair's Brazilian subsidiary. Prior to his election as Chief Executive Officer in 1997, he was its Vice President and Chief Operating Officer. Mr. Garcia currently serves as a director of the Brazilian Air Gases Industries Association, the International Oxygen Manufacturers Association, and the Executive Board of Abiquim, the Brazilian Chemical Industries Association. He also is on the board of the Brazilian Business Council for Sustainable Development and sits on the Executive Committee and Business Affairs Committee of the American Chamber of Commerce in Rio de Janeiro. Mr. Garcia is also on the board of the Brazilian Pulp and Paper Technical Association and is a member of the Energy Business Council of Rio de Janeiro Trade Chamber.

     H. William Lichtenberger, 64, see description under "Board of Directors".

     Ricardo S. Malfitano, 41, is a Vice President of Praxair, President, North American Industrial Gases and President, Praxair Canada Inc. Mr. Malfitano served as Chief Operating Officer of S.A. White Martins ("SAWM"), Praxair's Brazilian subsidiary, from 1997 to 1998, as Director of SAWM's Brazilian industrial gases business in 1996 and as Director, Electronic Gases for Praxair from 1994 to 1996. He assumed his current positions in 1998.

     J. Robert Vipond, 54, is Vice President and Controller of Praxair. Mr. Vipond assumed his current position in 1994 when he joined Praxair from General Electric Company.

     Thomas W. von Krannichfeldt, 50, is an Executive Vice President of Praxair. Mr. von Krannichfeldt served as President, Praxair Surface Technologies, Inc. from 1995 to 1999. He assumed his current position in 1999.

     Dennis H. Reilley, 47, see description under "Board of Directors".

     Alan J. Westendorf, 56, is a Vice President of Praxair and President, Praxair Europe. In 1996, Mr. Westendorf was designated the North American Industrial Gases ("NAIG") Vice President-Sales and became an NAIG Senior Vice President in 1998. From 1994 to 1996, he served as Director, Mergers and Acquisitions for Praxair Distribution, Inc. He assumed his current positions in 1999.

Committees of the Board

     Audit Committee. The Audit Committee is comprised of C. Fred Fetterolf as Chairman, Alejandro Achaval, Ronald L. Kuehn, Jr., Benjamin F. Payton and H. Mitchell Watson, Jr. The Committee met three times during 1999. The Audit Committee supports the independence of Praxair's external and internal auditors and the objectivity of Praxair's financial statements. The Audit Committee (1) reviews Praxair's principal policies for accounting, internal control and financial reporting, (2) recommends to Praxair's Board of Directors the engagement or discharge of the independent accountants, (3) reviews with the independent accountants the plan, scope and timing of their audit and (4) reviews the auditor's fees and, after completion of the audit, reviews with management and the independent accountants the auditors' report.

     The Audit Committee also reviews, before publication, the annual financial statements of Praxair, the independence of the independent accountants, the adequacy of Praxair's internal accounting control system and internal audit function and Praxair's policies on business integrity and ethics and conflicts of interest. The Audit Committee also performs a number of other review functions related to auditing the financial statements and internal controls.

     Compensation and Management Development Committee. The Compensation and Management Development Committee is comprised of Ronald L. Kuehn, Jr. as Chairman, Claire W. Gargalli, Raymond W. LeBoeuf, G. Jackson Ratcliffe, Jr. and
H. Mitchell Watson, Jr. The Committee met five times during 1999. The Compensation and Management Development Committee (1) determines the direct and indirect compensation, incentive plans and employee benefits of the Chairman of the Board and the Executive Officers of Praxair, and (2) determines, and recommends to Praxair's Board of Directors, Praxair's policies relating to the compensation of the other elected officers and, generally, other employees. In addition, the Committee reviews management's long-range planning for executive development and succession, and performs certain other review functions relating to management compensation and employee relations policies.

     Finance and Pension Committee. The Finance and Pension Committee is comprised of Dale F. Frey as Chairman, Alejandro Achaval, John A. Clerico, Claire W. Gargalli and Raymond W. LeBoeuf. The Committee met two times during 1999. The Finance and Pension Committee (1) reviews periodically Praxair's financial policies and objectives, (2) monitors Praxair's financial condition and its requirements for funds, (3) reviews management recommendations as to the amounts, timing, types and terms of public stock issues and public and private debt issues, and (4) reviews periodically Praxair's dividend policy, insurance program and foreign exchange operations. The Finance and Pension Committee also reviews the financial, investment and actuarial policies and objectives of the pension program and, periodically, other employee benefit programs, and the investment performance of the fund established for the pension program. The Finance and Pension Committee also performs certain other review functions related to finance and pension matters.

     Public Policy and Nominating Committee. The Public Policy and Nominating Committee is comprised of G. Jackson Ratcliffe, Jr. as Chairman, C. Fred Fetterolf, Dale F. Frey, H. William Lichtenberger and Benjamin F. Payton. The Committee met two times during 1999. The Public Policy and Nominating Committee recommends to Praxair's Board of Directors nominees for election as directors, and periodically reviews potential candidates, including incumbent directors. The Public Policy and Nominating Committee reviews policies with respect to the composition, organization and practices of Praxair's Board of Directors, and developments in corporate governance matters generally.

      The Public Policy and Nominating Committee also reviews Praxair's policies and responses to important social, political and public issues, including matters relating to international operations, equal employment opportunity, charitable contributions, and legislative issues, as well as policies on and responses to important shareholder issues, including management and shareholder proposals offered for shareholder approval. The Public Policy and Nominating Committee reviews Praxair's policies for health, safety and environmental affairs and Praxair's performance and compliance with its policies and legal requirements in this area. The Public Policy and Nominating Committee also performs various other functions relating to public policy matters generally.

      The Public Policy and Nominating Committee will consider candidate nominees for election as director who are recommended by shareholders. Recommendations should be sent to the Secretary of Praxair and should include the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in the Proxy Statement and will serve as a director if elected. In order for any candidate to be considered by the Public Policy and Nominating Committee and, if nominated, to be included in the Proxy Statement, such recommendation must be received by the Secretary on or before the November 1 preceding the annual meeting at which directors will be elected by the shareholders.


                             EXECUTIVE COMPENSATION

Compensation Policy and Decisions

      Compensation of executive officers is determined by the Compensation and Management Development Committee of the Board of Directors (see a description of the Committee and a list of its members under the caption "Committees of the Board" in this Proxy Statement). This Committee is comprised of five non-employee directors, all of whom have considerable experience in executive compensation issues and management development. None of the members of the Committee has ever been an officer or employee of Praxair or any of its subsidiaries. In discharging its responsibilities, the Committee employs the services of an independent compensation consultant. The consultant reports directly to the Committee regarding these matters.

      The following is a report of the Compensation and Management Development Committee. This report discloses the Committee's policies with respect to compensation of Praxair's executive officers, and the specific factors and criteria upon which the Chief Executive Officer's compensation for the last fiscal year was based.

                COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     This report addresses Praxair's compensation policies and practices, and the Committee's decisions regarding 1999 compensation and long term incentives as they affected the Chief Executive Officer and the four other most highly paid executive officers of Praxair (the five individuals collectively called "the Senior Executives.") These policies and practices also generally affect the compensation of Praxair's other officers and high level executives.


Executive Compensation Policies and Practices

     Praxair's executive compensation policies are designed to (1) align compensation with the company's annual and long term performance goals, (2) attract and retain a highly qualified and motivated management team, (3) reward individual performance and (4) link the interests of the Senior Executives directly with those of shareholders through the use of Praxair stock as a compensation vehicle.

     The Committee uses the services of an outside compensation consultant to review the competitiveness of the company's compensation programs. Praxair has selected a comparator group of companies from the consultant's database that it considers as an appropriate group of companies against which to compare Praxair for compensation purposes. The comparator group comprises 24 companies from various industries that represent the competitive marketplace for Praxair executives. Since the size of the comparator companies measured by sales varies somewhat, the consultant adjusts its competitive analysis to account for that variable. For purposes of the shareholder return comparisons elsewhere in this proxy statement, Praxair uses an index focussed on the chemical industry, based on its belief that an industry index is an appropriate peer group for investment comparisons. The companies chosen for the compensation comparator group are not necessarily those represented in the shareholder return comparisons. The Committee believes that Praxair's competitors for executive talent are a broader group of companies and not limited only to the companies in the investment comparison.

     In determining the total compensation opportunity for each Senior Executive, the Committee takes into account the mix of base salary, variable compensation and long term incentives. It targets its compensation decisions to achieve a median total compensation opportunity for comparable jobs within the comparator group. However, since a large portion of the compensation opportunity is determined by performance-based variable compensation, total compensation may be above or below the median based on individual, business unit and/or total company performance.


Salary

     The Committee reviewed the base salaries of each of the Senior Executives in comparison to the size-adjusted salaries paid for comparable jobs by the companies in the comparator group. Generally, the Committee found that the salaries of the Senior Executives were at approximately the market average. The Committee approved salary adjustments for the Senior Executives based on their individual performance, their salaries relative to the market and in recognition of certain increased responsibilities. Mr. Lichtenberger's salary was adjusted by 5.9 percent on an annualized basis, effective April 1, 1999.

Performance-Based Annual Variable Compensation

     At its January 1999 meeting, the Committee reviewed its method of determining annual variable compensation awards. First, the Committee established the net income after tax, earnings per share, operating profit and cash flow targets in the company's Annual Business Plan as the primary measures against which performance would be judged for purposes of annual performance-based variable compensation. Secondary measures established by the Committee included achievement of agreed upon goals in the areas of growth strategies and strategic planning, safety and environmental performance, people excellence, marketing and customer focus, operational excellence and shareholder value creation.

     Second, the Committee reviewed the current target variable compensation levels as a percentage of base salary. A study of external market data from the comparator group, indicated that Praxair's target levels were below market rates. As a result, the Committee's outside compensation consultant recommended increases in certain target levels. The new target payout percentages range from 50 percent of base salary up to a high of 75 percent of base salary for Mr. Lichtenberger.

     At its January 2000 meeting, the Committee evaluated 1999 performance of the company against its 1999 Annual Business Plan and considered the individual performance of each of the Senior Executives. Regarding the primary measures of performance, namely achievement of financial targets, the Committee concluded that the Corporation substantially achieved most of its financial goals in spite of a continuing extraordinarily difficult external environment in the U.S. and some of Praxair's key international markets, most significantly, Brazil. Despite local economic difficulties, several of the Corporation's businesses outperformed plan. The Corporation made progress on a number of operating initiatives that will position it well for future growth. Most of the 1999 nonfinancial goals noted above were either accomplished or progress was well under way, and a 45% increase in shareholder value from 1998 was achieved by year end. The Committee also reviewed the performance of the Corporation in comparison to the performance measures established by the Committee in 1999 for the Senior Executives under the Senior Executive Performance Award Plan, approved by the shareholders in 1996 to comply with Section 162(m) of the Internal Revenue Code.

     On the basis of the overall performance during 1999 in relation to both financial and non-financial plans, the Committee awarded 1999 performance-based annual variable compensation for the Senior Executives slightly above the target payout. Mr. Lichtenberger's variable compensation was established at $800,000 based on the foregoing considerations.

Long Term Incentives

     The Committee reviewed the status of the grant of performance shares and stock options that it made to the Senior Executives and 90 other officers and key employees in October 1996 (together called "Launch Plan II"). Nineteen ninety-nine was the final year of the Launch Plan II program.

     Launch Plan II was a three-year program under which participating individuals received awards of performance shares (payable in Praxair common stock) and stock options. All or a portion of the performance shares were to fully vest on January 1, 2000, based on Praxair's performance in meeting a three-year cumulative 15 percent per year earnings per share growth target for the period. The number of actual performance shares that vest was governed by a sliding scale based on cumulative earnings per share growth achieved over the three-year period with no maximum. Cumulative earnings per share growth over the three year period was approximately 11 percent per year, which translated to a 71.1% pay out. The stock options became exercisable on January 1, 2000.

     The Committee believes that Launch Plan II focused the management team on achieving growth targets even in challenging economic conditions in many parts of the world where the Corporation does business. The cost of Launch Plan II over the three year period was $33 million dollars. As a condition for participation in Launch Plan II, participating executives were required to sign an agreement not to compete with Praxair after they leave the company.

     With the conclusion of Launch Plan II, the Committee decided that the long term incentive component of pay for 2000 should be entirely in the form of stock options. The Committee made annual stock option grants to 93 executive officers, officers, and other key employees at its December 1999 meeting. These options were granted at the closing market price on the date of grant, will vest in December 2001, and have a ten year term. Mr. Lichtenberger was granted 150,000 stock options based on a competitive evaluation of the long term incentive component of compensation for chief executive officers in the Corporation's peer group of comparator companies.

Policy With Respect to Deductibility of Compensation Expense

     Section 162(m) of the Internal Revenue Code, enacted in 1993, limits the tax deduction that Praxair may take with respect to the compensation of certain executive officers, unless the compensation is "performance based" as defined in the Code. In order to insure full deductibility for 1996 and future years, the shareholders adopted at the 1996 Annual Meeting of Stockholders, a performance based plan for annual and long term incentives, designed to comply with the IRS requirements for deductibility.

Conclusion

     The Praxair compensation program described above closely links pay with performance and the creation of shareholder value. The Committee believes that the program has been and will continue to be successful in supporting Praxair's financial, growth and other business objectives.

     The Compensation and Management Development Committee

                                            Ronald L. Kuehn, Jr., Chairman
                                            Claire W. Gargalli
                                            Raymond W. LeBoeuf
                                            G. Jackson Ratcliffe, Jr.
                                            H. Mitchell Watson, Jr.
                                            ------------------------------

Executive Stock Ownership

     The Board of Directors of Praxair believes that it is important for executive officers to acquire a substantial ownership position in Praxair. In this way, they will bear the same types of risks as are incurred by shareholders, and their interests will be more closely aligned with those of shareholders. Significant stock ownership focuses the executives' attention on managing Praxair as equity owners.

     Accordingly, stock ownership guidelines have been established for the Corporation's officers and senior managers as follows. 103 executives are currently covered under this stock ownership policy. Individuals are expected to meet the applicable guideline no more than 5 years after first becoming subject to it.


                                                       Value of Shares Owned
                                                       ----------------------
      Chief Executive Officer                             4.0x Base Salary
      President and Chief Operating Officer               3.0x Base Salary
      Chief Financial Officer                             3.0x Base Salary
      Other Executive Officers                            1.5x Base Salary
      Other Officers and Senior Managers                  1.0x Base Salary


      As of the date of this Proxy Statement, all covered individuals have met or exceeded their guidelines, or are within their 5 year transition period. Stock ownership of the 5 most highly compensated executive officers in 1999 can be found in the table presented in this Proxy Statement under the caption "Share Ownership".

      In addition to the guidelines, Praxair's compensation programs and benefit plans have many features designed to encourage and enable executive officers and other employees to build stock ownership. For example, performance stock grants and stock options form an important part of executive compensation. Other means used by Praxair to encourage employee stock ownership include: (1) Praxair's matching contributions for employee deposits in Praxair's Savings Program made in the form of Praxair's Common Stock, (2) a Dividend Reinvestment and Stock Purchase Plan ("DRISP") in which dividends are automatically reinvested in additional shares of Praxair's stock and a participant may make optional cash purchases of Praxair's stock without incurring broker's fees, (3) a deferred compensation program for management whereby participants have the option to defer salary and variable compensation into "Deferred Stock" units (the value of the stock units will vary with the value of Praxair's Common Stock assuming reinvestment of dividends), (4) payment of 20% of annual variable compensation (unless deferred into "Deferred Stock" units) in the form of Praxair Common Stock deposited in the recipient's DRISP account, and (5) special recognition awards granted in the form of stock options.


                                    TABLE 1
------------------------------------------------------------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------
                   Annual Compensation                                      Long Term Compensation
------------------------------------------------------------------------------------------------------------------------------------
                                                                                Awards     Payouts
------------------------------------------------------------------------------------------------------------------------------------

                                                                  Other           Securities
                                                                  Annual          Underlying   LTIP          All Other
Name and                                Salary      Bonus(1)      Compensation    Options      Payouts(4)    Compensation(3)
Principal Position           Year       ($)         ($)           ($)             (#)          ($)           ($)
------------------------------------------------------------------------------------------------------------------------------------
H. William Lichtenberger     1999       887,500     800,000             0         150,000      2,183,659     44,610
Chairman and Chief           1998       840,000     610,0005            0          50,000              0     42,059
Executive Officer            1997       788,750     675,000        52,500(2)            0              0     45,109
------------------------------------------------------------------------------------------------------------------------------------
John A. Clerico              1999       441,250     300,000             0          50,000        837,086     24,325
Executive Vice President     1998       417,500     220,000             0          27,500              0     21,661
and Chief Financial Officer  1997       375,000     225,000        20,000(2)            0              0     21,410
------------------------------------------------------------------------------------------------------------------------------------
Paul J. Bilek                1999       400,000     300,000         6,4442         50,000        691,509     21,603
Executive Vice President     1998       321,250     220,481         4,4442         40,000              0     15,875
                             1997       307,500     288,385         5,6672              0              0     14,907
------------------------------------------------------------------------------------------------------------------------------------
David H. Chaifetz            1999       309,000     200,000         4,1112         20,000        509,520     17,996
Vice President,              1998       293,750     160,000         3,5562         12,000              0     13,833
General Counsel              1997       271,251     175,000         3,8892              0              0     12,578
and Secretary
------------------------------------------------------------------------------------------------------------------------------------
Ricardo S. Malfitano         1999       300,000     168,654             0          30,000        363,943     14,944
Vice President & President   1998(6)    233,033      67,564        427,555(7)      24,000              0          0
North American Industrial    1997(6)    250,882     103,205         40,431(8)           0              0          0
Gases
------------------------------------------------------------------------------------------------------------------------------------

Notes: 1)  Reported in this column are annual awards that Praxair characterizes as Performance Based Annual Variable Compensation. Twenty percent of the variable compensation paid for the three listed years was paid in the form of Praxair Common Stock or, at the officer's option, at least 20% was deferred into "deferred stock" units. Data for P.J. Bilek for 1997 and 1998, and for R. S. Malfitano for 1999, includes amounts paid from North American Industrial Gases performance sharing programs.

       2) Represents the value of the discount from the market value of Praxair's Common Stock that is, in effect, received by individuals who have deferred variable compensation earned in the listed years into discounted "deferred stock" units under Praxair's deferred compensation plan for management. Compensation that is placed in this option must be so deferred for a minimum of 5 years.

       3) Amounts reported in this column for 1999 are comprised of the following items:

                                           Savings Plan       Executive Life
                                           Company Match*     Insurance Value

           H. William Lichtenberger           $33,281           $11,329
           John A. Clerico                     16,547             7,778
           Paul J. Bilek                       15,281             6,322
           David H. Chaifetz                   11,588             6,408
           Ricardo S. Malfitano                 9,552             5,392
          *Includes both qualified and
           unqualified match amounts

       4) Represents the vesting of Performance Stock granted in 1996 for the performance period 1997 through 1999. Performance Stock vested according to a pre-established vesting schedule for earnings per share growth performance of approximately 11% per year during the period 1997 through 1999. Vested Performance Stock was settled in shares of the Corporation's Common Stock. Amounts reported represent the market value of those shares on the settlement date.

       5) Mr. Lichtenberger ultimately chose not to forego $500,000 of his total $610,000 variable compensation award for 1998 in exchange for split dollar life insurance, as was then planned.

       6) Mr. Malfitano was employed in Brazil during 1997 and 1998. His compensation was paid in Brazilian Reais and was converted to US dollars for this table using an average exchange rate for each year based on daily exchange rates. The rate used was 1.16018 Reais per US dollar in 1998 and 1.07764 Reais per US dollar in 1997.

       7) Of which $37,555 represents the value Mr. Malfitano received by the use of company paid automobiles during his assignment in Brazil. In addition, during December 1998, he received a lump sum in the amount of $390,000 which was equivalent to thirty months of expatriate differential pay that Praxair would otherwise provide Mr. Malfitano during his US assignment.

       8) Represents the value Mr. Malfitano received by the use of company paid automobiles during his assignment in Brazil.



                                     TABLE 2

------------------------------------------------------------------------------------------------------------------------------------
                        OPTION GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           Potential Realizable Value
                                      INDIVIDUAL GRANTS                                    at Assumed Annual Rates of
                                                                                           Stock Price Appreciation for
                                                                                           Option Term(1)
------------------------------------------------------------------------------------------------------------------------------------
                              Number of      Percent of
                              Securities     Total Options
                              Underlying     Granted to
                              Options        Employees in     Exercise       Expiration
Name                          Granted (#)    Fiscal Year      Price          Date          5% ($)          10% ($)
------------------------------------------------------------------------------------------------------------------------------------
                                                              Assumed Stock Price as of
                                                                      12/14/09:            $72.79/sh     $115.91/sh
------------------------------------------------------------------------------------------------------------------------------------

H. William Lichtenberger     150,000         5.13%            $44.6875       12/14/09      $4,215,375    $10,683,375
John A. Clerico               50,000         1.71              44.6875       12/14/09       1,405,125      3,561,125
Paul J. Bilek                 50,000         1.71              44.6875       12/14/09       1,405,125      3,561,125
David H. Chaifetz             20,000         0.68              44.6875       12/14/09         562,050      1,424,450
Ricardo S. Malfitano          30,000         1.03              44.6875       12/14/09         843,075      2,136,675
------------------------------------------------------------------------------------------------------------------------------------

Notes: 1)  Potential realizable value is the pre-tax gain that an option holder would realize at the time of the option expiration date if (a) he or she would exercise all of the options on their expiration date, and
           (b) Praxair's stock price grew between the date of grant and the exercise date at the annual rate assumed in the column (yielding the "Assumed Stock Price"). This pre-tax gain is calculated by multiplying the number of options by the difference between the Assumed Stock Price on the option expiration date and the option exercise price. The hypothetical values reflected in this table represent assumed rates of appreciation only; which rates are set by SEC rules. Actual gains, if any, on stock option exercises and common stock holdings are dependent on, among other factors, the future performance of the common stock and overall stock market conditions. There can be no assurance that the amounts reflected in this Table will be achieved.


                                     TABLE 3
------------------------------------------------------------------------------------------------------------------------------------
           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                  OPTION VALUES
------------------------------------------------------------------------------------------------------------------------------------
                              Number of Securities
                           Shares                         Underlying                       Value(1) of Unexercised
                           Acquired on   Value            Unexercised Options              In-the-Money Options
Name                       Exercise (#)  Realized ($)     at FY-End (#)                    at FY-End ($)
------------------------------------------------------------------------------------------------------------------------------------

                                                          Exercisable   Unexercisable      Exercisable   Unexercisable
H. William Lichtenberger   50,000        $2,021,395       452,000       315,000            $15,712,507   $2,165,938
John A. Clerico            12,000        $  220,042       215,000       114,500            $ 7,693,993   $  827,906
Paul J. Bilek               3,150        $  105,078        63,500       127,000            $ 2,015,508   $1,108,688
David H. Chaifetz          10,000        $  426,115        76,700        60,000            $ 2,607,314   $  431,500
Ricardo S. Malfitano            0                 0        30,000        73,000            $   966,587   $  651,813
------------------------------------------------------------------------------------------------------------------------------------

 Notes:

Notes: 1)  Before Taxes. The dollar value reported is based on the difference between the exercise price of the outstanding option and the market price of Praxair's Common Stock at the close of trading on December 31,1999. The market price on this date was $50.3125 per share.

                                    TABLE 4
------------------------------------------------------------------------------------------------------------------------------------
           COMPARISON OF CUMULATIVE TOTAL RETURN AMONG PRAXAIR, INC.,
    S&P 500 INDEX, S&P CHEMICALS INDEX & DOW JONES SPECIALTY CHEMICALS INDEX

                                    [CHART]




              Dec. 31          Dec. 31          Dec. 31         Dec. 31          Dec. 31          Dec. 31
               1994             1995             1996            1997             1998             1999
               -------------------------------------------------------------------------------------------

Praxair        $100             $166             $230            $226             $179             $259
S&P 500        $100             $137             $169            $225             $289             $350
S&P Chem.      $100             $130             $169            $209             $196             $232
Dow Jones      $100             $131             $148            $170             $163             $190


ASSUMES $100 INVESTED ON DECEMBER 31, 1994 IN PRAXAIR COMMON STOCK, THE S&P CHEMICALS INDEX, THE DOW JONES SPECIALTY CHEMICALS INDEX AND THE S&P 500 INDEX.

Notes: Total return assumes reinvestment of dividends. The Dow Jones Specialty Chemicals Index is a published index currently covering sixteen companies, including Praxair. The Standard and Poor's (S&P) Chemicals Index is a published index currently covering nine companies, including Praxair.

         Beginning with this proxy statement, Praxair is changing the peer company index for this performance graph from the Dow Jones Specialty Chemicals Index to the S&P Chemicals Index. Praxair is making this change because the S&P Chemicals Index is much more widely used and available, and better reflects Praxair's position as one of the largest capitalization U.S. chemical companies. The S&P Chemicals Index is a capitalization-weighted index of all chemical company stocks included in the S&P 500 Index.

         During this transition year, Praxair is showing both peer group indexes so that shareholders may compare them for the most recent 5 year performance period.

Defined Benefit or Actuarial Plans

     Table 5 illustrates the estimated annual benefits payable from Praxair's Retirement Program at retirement at age 65 based on the assumptions shown. Calculation of benefits is uniform for all participants in the Retirement Program, including the five named executives.


                                     TABLE 5
------------------------------------------------------------------------------------------------------------------------------------
                               PENSION PLAN TABLE
------------------------------------------------------------------------------------------------------------------------------------
Average Annual                                Estimated Annual Retirement Benefits at Age 65
Remuneration Used                             for the Years of Company Service Credit Indicated
for Calculating       --------------------------------------------------------------------------------------------------------------
Retirement Benefits   15 Yrs         20 Yrs         25 Yrs        30 Yrs          35 Yrs        40 Yrs        45 Yrs
------------------------------------------------------------------------------------------------------------------------------------

$  250,000          $ 56,250       $ 75,000       $ 93,750      $112,500       $  131,250    $  150,000    $  168,750
   500,000           112,500        150,000        187,500       225,000          262,500       300,000       337,500
   750,000           168,750        225,000        281,250       337,500          393,750       450,000       506,250
 1,000,000           225,000        300,000        375,000       450,000          525,000       600,000       675,000
 1,250,000           281,250        375,000        468,750       562,500          656,250       750,000       843,750
 1,500,000           337,500        450,000        562,500       675,000          787,500       900,000     1,012,500
 1,750,000           393,750        525,000        656,250       787,500          918,750     1,050,000     1,181,250
------------------------------------------------------------------------------------------------------------------------------------
 2,000,000           450,000        600,000        750,000       900,000        1,050,000     1,200,000     1,350,000
------------------------------------------------------------------------------------------------------------------------------------

o Amounts shown are computed based upon straight life annuity amounts and are subject to an offset for Social Security benefits. Annual retirement benefits for program participants are based on salary and bonus (variable compensation) payments as set forth in Table 1. No other forms of remuneration are included. This table reflects the combination of qualified and non-qualified pension benefits.

o Credited years of service as of March 1, 2000 are as follows: H. William Lichtenberger 40 years; John A. Clerico 16 years; Paul J. Bilek 31 years; David H. Chaifetz 24 years; Ricardo S. Malfitano 19 years.

o Credited years of service reported for Ricardo Malfitano represent combined service with Praxair, Inc. and S. A. White Martins ("SAWM"), a majority-owned indirect subsidiary of Praxair, Inc. Assuming he remains in the U.S. until at least 1/1/01, Mr. Malfitano will, on that date, become eligible for retirement benefits under the Praxair, Inc. Retirement Plan. Then, upon his retirement, he will receive retirement benefits under such plan based on his combined Praxair and SAWM service, less an offset for his benefits under the SAWM retirement plan.

Employment Contracts and Termination of Employment and
Change in Control Arrangements

     Praxair has entered into identical Severance Compensation Agreements (the "Agreements") with H. William Lichtenberger, John A. Clerico, Paul J. Bilek, David H. Chaifetz, Ricardo S. Malfitano and certain other employees. The Agreements are designed to retain the executives and provide continuity of management in the event of any actual or threatened change in control of Praxair. The Agreements specify circumstances which shall constitute a "Change in Control" for these purposes. These circumstances include, among others and subject to the qualifications set forth in the Agreements: (1) any consolidation or merger in which Praxair is not the continuing or surviving corporation, (2) the sale, lease, exchange or transfer of all or substantially all of the assets of the Corporation, (3) acquisition by a person or group of more than 20% of Praxair's outstanding shares and (4) a change in the majority composition of the Board not approved by two-thirds of the directors in office prior to the change. The Agreements provide that if the executive's employment is terminated under specified conditions after such a change in control, then the executive will be entitled to receive: (a) accrued salary, incentive compensation and benefits;
(b) enhanced life, disability, accident, health insurance and pension benefits;
(c) a lump sum payment equal to three times the sum of the executive's salary, bonus and annualized long term incentive grants (stock options and performance stock awards); (d) reimbursement for certain of the executive's tax liabilities; and (e) outplacement and financial counseling benefits. Payments will be made by Praxair or through a grantor trust adopted by Praxair.

     The Agreements renew automatically for one year terms, unless Praxair or the executive gives notice of termination of the Agreement. Notwithstanding any such notice of termination, if a change in control occurs during the original or extended term of an Agreement, then the Agreement is automatically renewed for a period of 24 months beyond the term then in effect. The Agreement terminates if the executive's employment with Praxair is terminated by the executive or Praxair prior to a change in control.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of SEC Forms 3, 4 and 5 furnished to Praxair and written representations that no Form 5 is required, Praxair believes that during the period January 1, 1999 to December 31, 1999, all reports required by Section 16(a) of the Securities and Exchange Act of 1934 have been filed by its officers and director, except for one late report pertaining to one deferred compensation payment to Thomas W. von Krannichfeldt.

                             INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP served as Praxair's independent accountants for the year ended December 31, 1999 and has been selected by the Board of Directors to serve in such capacity for the year ending December 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to be available to respond to appropriate questions and to make a statement if they desire.

                SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     To be included in Praxair's proxy statement and form of proxy, proposals of shareholders intended to be presented to Praxair's 2001 Annual Meeting of Shareholders must be received at Praxair's principal executive offices by November 6, 2000. Otherwise, in order for a shareholder to bring other business before that shareholder meeting, Praxair's Certificate of Incorporation requires that proper written notice be received by Praxair on or before February 23, 2001. Shareholder proposals should be directed to the Assistant Corporate Secretary, Praxair, Inc., 39 Old Ridgebury Road, M-1, Danbury, CT 06810-5113.

                                 ANNUAL REPORTS

     Shareholders of record on February 28, 2000 should have received a copy of Praxair's 1999 Annual Report to Shareholders either with this Proxy Statement or prior to its receipt. If, upon receipt of this proxy material, you have not received the Annual Report to Shareholders, please write to the Assistant Corporate Secretary at the address below and a copy will be sent to you.

     IN ADDITION, A COPY OF PRAXAIR'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 IS AVAILABLE TO EACH RECORD AND BENEFICIAL OWNER OF PRAXAIR'S SECURITIES WITHOUT CHARGE UPON WRITTEN REQUEST TO THE ASSISTANT CORPORATE SECRETARY, PRAXAIR, INC., 39 OLD RIDGEBURY ROAD, M-1, DANBURY, CT 06810-5113.

                           COST OF PROXY SOLICITATION

     The entire cost of soliciting proxies will be borne by Praxair including the expense of preparing, printing and mailing this Proxy Statement. Solicitation costs include payments to brokerage firms and others for forwarding solicitation materials to beneficial owners of Praxair's stock and reimbursement of out-of-pocket costs incurred for any follow up mailings. Praxair also has engaged Morrow & Co., Inc. to assist in the solicitation of proxies from shareholders at a fee of $7,500 plus reimbursement of out-of-pocket expenses. In addition to use of the mail, proxies may be solicited personally or by telephone by employees of Praxair without additional compensation, as well as by employees of Morrow & Co., Inc.


                                  BY ORDER OF THE BOARD OF DIRECTOR

                                  /s/ David H. Chaifetz
                                  ---------------------------------------------
                                  DAVID H. CHAIFETZ,
                                  Vice President, General Counsel and Secretary



March 1, 2000



               YOU ARE URGED TO PROMPTLY COMPLETE AND FILE A PROXY

[LOGO] Printed on Recycled Paper.                              Printed in U.S.A.

[GRAPHIC OMITTED]                 39 Old Ridgebury Road, Danbury, CT, 06810-5113

                                                                      AS PRINTED

                          VOTE BY INTERNET OR TELEPHONE
                          24 HOURS A DAY, 7 DAYS A WEEK

You may vote your shares by proxy using any of the following methods. Please consider the convenience of Internet or telephonic voting. These methods also reduce Praxair's expenses.

The Internet and telephone voting facilities will close at 5:00 P.M. Eastern Time on April 24, 2000.

            BY INTERNET                      BY TELEPHONE                    BY MAIL
            -----------                      ------------                    -------
Access the website                 On a touch-tone phone,       Mark, sign and date the
                                   dial the  toll-free number   proxy form attached
http://proxy.shareholder.                                       below, detach it, and
doom/px                            1-800-481-9825               return it promptly in the
                                                                enclosed envelope.
and follow the instructions.       and follow the
You will be asked to enter         instructions. You will be
the number located below           asked to enter the number
in the box labeled "Control        located below in the box
Number".                           labeled "Control
                                   Number".

--------------------------------------------------------------------------------
       If you have submitted your proxy by Internet or by telephone, there is no need for you to mail back the proxy card attached below.
--------------------------------------------------------------------------------

          HOW TO RECEIVE YOUR ANNUAL REPORT AND PROXY STATEMENT ON-LINE

Save Praxair future postage and printing expense by consenting to receive future annual reports and proxy statements on-line on the Internet. Whether you vote by Internet, by telephone or by mail, you will be given the opportunity to consent to future electronic delivery. See page 3 of the proxy statement for more information about this option

USE THE INTERNET TO VOTE o IT'S FAST AND CONVENIENT

-------------------------------                      ---------------------------
HTTP://PROXY.SHAREHOLDER.COM/PX                      Control Number for Internet
                                                         or Telephone Voting
-------------------------------                      ---------------------------

 DETACH PROXY CARD HERE ONLY IF YOU ARE NOT VOTING BY INTERNET OR BY TELEPHONE

        - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                         ANNUAL MEETING OF SHAREHOLDERS
                            APRIL 25, 2000 AT 9:30AM
                            DANBURY HILTON AND TOWERS
                                   DANBURY, CT

                                   Directions:

From New Jersey:
Danbury is about one hour from the Tappan Zee Bridge. After crossing the bridge, follow signs to New England and the Cross-Westchester Parkway (I-287). From I-287, take I-684 North towards Brewster. Take Exit 9E (I-84 East to Danbury). Get off I-84 at Exit 2 (Mill Plain Road). Go to the bottom of the ramp and turn left, go to the second light and turn right, go to the next light, turn right (Old Ridgebury Road) and go up the hill. The Hilton is on your left.

From Boston:
Take Massachusetts Turnpike (Route 90) to Sturbridge, Exit 9. Proceed onto I-84 West through Hartford and Waterbury to Danbury. Take Exit 2A (Old Ridgebury
Road). The exit ramp circles around and over the highway. The Hilton is on your left.

From Hartford:
Take I-84 West towards Waterbury/Danbury. Take Exit 2A (Old Ridgebury Road). The exit ramp circles around and up over the highway. The Hilton is on your left.

From New Haven:
Take Route 34 West to Newtown where you pick up I-84 West to Danbury. Take Exit 2A (Old Ridgebury Road). The exit ramp circles around and up over the highway. The Hilton is on your left.

From White Plains/Westchester
Take I-684 North towards Brewster and proceed to Exit 9E (I-84 East to Danbury). Get off I-84 at Exit 2 (Mill Plain Road). Go to the bottom of the ramp and turn left, go to the second light and turn right, go to the next light, turn right (Old Ridgebury Road) and go up the hill. The Hilton is on your left.

From NY City Airports & Long Island:
Follow signs to Whitestone Bridge. Cross over bridge and bear left onto the Hutchinson River Parkway to White Plains and I-684 North towards Brewster. Take Exit 9E (I-84 East to Danbury). Get off I-84 at Exit 2 (Mill Plain Road). Go to the bottom of the ramp and turn left, go to the second light and turn right, go to the next light, turn right (Old Ridgebury Road) and go up the hill. The Hilton is on your left.

Airport Arrival:
From the Ground Transportation Center for Connecticut Limousine Service to Danbury. At the Danbury depot, call the Danbury Hilton and they will provide shuttle service for you.

There is no car or ground transportation service to Danbury from Westchester Airport (White Plains, NY) or Windsor-Bradley Airport (Hartford, CT).


 DETACH PROXY CARD HERE ONLY IF YOU ARE NOT VOTING BY INTERNET OR BY TELEPHONE
        - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                      (Reverse side of Voting Instructions)

================================================================================
1. Election of Directors

 FOR  all nominees  |_|     WITHHOLD AUTHORITY to vote  |_|     *EXCEPTIONS  |_|
 listed below               for all nominees listed below

The Board of Directors recommends a vote "FOR" the nominees listed below:

Nominees: 01 - C Fred Fetterolf, 02 - Claire W. Gargalli,
          03 - G. Jackson Ratcliffe, Jr., 04 - Dennis H. Reilley

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below. Such a mark will be deemed a vote "FOR" all nominees other than those listed as exceptions.)

*Exceptions:____________________________________________________________________
================================================================================

================================================================================
2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
================================================================================

                    ============================================================

                                          Check here if you

                    Consent to future electronic delivery of
                    Annual Report/Proxy Statement (see
                    explanation at page 3 of the Proxy Statement)   |_|

                    Have written comments or change                 |_|
                    of address  on this card
                    ============================================================
                    Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.

                    DATED: _____________________________________

                    SIGNED _____________________________________

                           _____________________________________

                    Vote MUST be indicated
                    (X) in Black or Blue Ink          |X|

  Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope if
                    You Do Not Vote by Internet or Telephone
--------------------------------------------------------------------------------

================================================================================
[GRAPHIC OMITTED]


                                                   PROXY/VOTING INSTRUCTION CARD
--------------------------------------------------------------------------------
  This proxy is solicited on behalf of the Board of Directors of Praxair, Inc.
                    for the Annual Meeting on April 25, 2000

I(we) hereby authorize H. W. Lichtenberger, John A. Clerico and David H. Chaifetz, or any of them, and each with the power to appoint his substitute, to vote as Proxy for me(us) at the Annual Meeting of Shareholders to be held at The Danbury Hilton and Towers, 18 Old Ridgebury Road, Danbury, Connecticut on April 25, 2000 at 9:30 A.M., or any adjournment thereof, the number of shares which I(we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments thereof. The proxies will vote as the Board of Directors recommends where I (we) do not specify a choice.

For Participants in the Praxair, Praxair Distribution, Praxair Puerto Rico, Union Carbide, UCAR or OSi Savings Programs: As to those shares of Praxair, Inc., if any, that are held for me in the aforementioned Savings Programs, I instruct the Trustee of the applicable Savings Program to sign a proxy for me in substantially the form set forth above and on the reverse side. The Trustee shall mark the proxy as I specify. Where I do not specify a choice, my shares will be voted in the same proportion as the trustee votes the shares for which it receives instructions.


                                                   PRAXAIR, INC.
                                                   P.O. BOX 11140
                                                   NEW YORK, NY 10203-0140
(Continued and to be dated and
signed on the reverse side)
================================================================================